Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 1-A of our report dated May 11, 2018 relating to the financial statements of CW Petroleum Corp, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas

August 3, 2018